SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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HUDSON HOLDING CORPORATION

(Name of Registrant As Specified in its Charter)

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(Name of Persons Filing Proxy Statement, if other than Registrant)

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HUDSON HOLDING CORPORATION

111 Town Square Place, Suite 1500A

Jersey City, New Jersey 07310

November 23, 2009

Dear Fellow Stockholder:

The 2009 Annual Meeting of Stockholders (the “Annual Meeting”) of Hudson Holding Corporation (the “Company” or “Hudson”) will be held at 10:00 a.m. on Thursday, December 17, 2009 at the offices of the Company located at 111 Town Square Place, 15th Floor, and Jersey City, New Jersey 07310. Enclosed you will find a formal Notice of Annual Meeting, Proxy Card and Proxy Statement, detailing the matters which will be acted upon. Directors and officers of the Company will be present to help host the meeting and to respond to any questions from our stockholders. I hope you will be able to attend.

Please sign, date and return the enclosed Proxy without delay in the enclosed envelope. If you attend the Annual Meeting, you may vote in person, even if you have previously mailed a Proxy, by withdrawing your Proxy and voting at the meeting. Any stockholder giving a Proxy may revoke the same at any time prior to the voting of such Proxy by giving written notice of revocation to the Secretary, by submitting a later dated Proxy or by attending the Annual Meeting and voting in person. The Company’s Annual Report on Form 10-K as amended (including audited financial statements) for the fiscal year ended March 31, 2009 accompanies the Proxy Statement. All shares represented by Proxies will be voted at the Annual Meeting in accordance with the specifications marked thereon, or if no specifications are made, the Proxy confers authority to vote “FOR” all of the seven persons listed as candidates for a position on the Board of Directors, and (b) as to any other business which comes before the Annual Meeting, the Proxy confers authority to vote in the Proxy holder’s discretion.

The Company’s Board of Directors believes that a favorable vote for the election of each of the proposed candidates for a position on the Board of Directors and for all other matters described in the attached Notice of Annual Meeting and Proxy Statement is in the best interest of the Company and its stockholders and recommends a vote “FOR” all candidates and all other matters. Accordingly, we urge you to review the accompanying material carefully and to return the enclosed Proxy promptly.

Thank you for your investment and continued interest in Hudson Holding Corporation.

Sincerely,

Anthony M. Sanfilippo
Chief Executive Officer

HUDSON HOLDING CORPORATION

111 Town Square Place, Suite 1500A

Jersey City, New Jersey 07310

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD THURSDAY, DECEMBER 17, 2009

To our Stockholders:

Notice is hereby given that the 2009 Annual Meeting (the “Annual Meeting”) of Stockholders of Hudson Holding Corporation (the “Company” or “Hudson”), a Delaware corporation, will be held at our principal office at 111 Town Square Place, 15th Floor, Jersey City, New Jersey 07310, on Thursday, December 17, 2009 at 10:00 a.m., for the following purposes:

1.

To elect seven Directors to the Board of Directors to serve until the 2010 Annual Meeting of Stockholders or until their successors have been duly elected or appointed and qualified (“Proposal 1”); and

2.	To consider and take action upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on Tuesday, November 17, 2009, as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

For a period of 10 days prior to the Annual Meeting, a stockholders list will be kept at the Company’s office and shall be available for inspection by stockholders during usual business hours. A stockholders list will also be available for inspection at the Annual Meeting.

Your attention is directed to the accompanying Proxy Statement for further information regarding each proposal to be made.

STOCKHOLDERS UNABLE TO ATTEND THE MEETING IN PERSON ARE URGED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND MAIL IT IN THE ENCLOSED STAMPED, SELF-ADDRESSED ENVELOPE AS PROMPTLY AS POSSIBLE. IF YOU SIGN AND RETURN YOUR PROXY WITHOUT SPECIFYING YOUR CHOICES IT WILL BE UNDERSTOOD THAT YOU WISH TO HAVE YOUR SHARES VOTED IN ACCORDANCE WITH THE DIRECTORS’ RECOMMENDATIONS. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY, IF YOU DESIRE, REVOKE YOUR PROXY AND VOTE IN PERSON.

By order of the Board of Directors

November 23, 2009	Keith R. Knox, Secretary

HUDSON HOLDING CORPORATION

111 Town Square Place, Suite 1500A

Jersey City, New Jersey 07310

PROXY STATEMENT

2009 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is furnished in connection with the solicitation by and on behalf of the Board of Directors (the “Board of Directors” or “Board”) of Hudson Holding Corporation of proxies to be voted at the 2009 Annual Meeting of Stockholders to be held at 10:00 a.m. on Thursday, December 17, 2009 at our principal office at 111 Town Square Place, 15th Floor, Jersey City, New Jersey 07310, and at any adjournments thereof (the “Annual Meeting”). In this proxy statement, Hudson Holding Corporation is referred to as “Hudson”, “we”, “us”, “our” or “the Company” unless the context indicates otherwise. The Annual Meeting has been called to consider and take action on the following proposals: (i) to elect seven directors to the Board of Directors to serve until the 2010 Annual Meeting of Stockholders or until their successors have been duly elected or appointed and qualified (“Proposal 1”); and (ii) to consider and take action upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

The Board of Directors knows of no other matters to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the proxy will vote on such other matters and/or for other nominees in accordance with their best judgment. The Company’s Board of Directors recommends that the stockholders vote in favor of Proposal 1. Only holders of record of Common Stock, of the Company at the close of business on November 17, 2009 (the “Record Date”) will be entitled to vote at the Annual Meeting.

The principal executive offices of the Company are located at 111 Town Square Place, 15th Floor, Jersey City, New Jersey 07310, and its telephone number is (201) 216-0100. The approximate date on which this Proxy Statement, the proxy card and other accompanying materials are first being sent or given to stockholders is November, 24, 2009. A copy of the Company’s Annual Report on Form 10-K, as amended for the fiscal year ended March 31, 2009 is enclosed with these materials, but should not be considered proxy solicitation material.

INFORMATION CONCERNING SOLICITATION AND VOTING

As of the Record Date, there were 66,009,537 outstanding shares of Common Stock (the “Common Stock”), each share entitled to one vote on each matter to be voted on at the Annual Meeting. As of the Record Date, the Company had 156 holders of record of Common Stock. Only holders of shares of Common Stock on the Record Date will be entitled to vote at the Annual Meeting. The holders of Common Stock are entitled to one vote on all matters presented at the meeting for each share held of record. The presence in person or by proxy of holders of a majority of the shares outstanding and entitled to vote as of the Record Date shall be required for a quorum to transact business at the Annual Meeting. If a quorum should not be present, the Annual Meeting may be adjourned until a quorum is obtained.

Each nominee to be elected as a director named in Proposal 1 must receive the vote of a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the meeting. For the purposes of election of directors, although abstentions will count toward the presence of a quorum, they will not be counted as votes cast and will have no effect on the result of the vote.

“Broker non-votes,” which occur when brokers are prohibited from exercising discretionary voting authority for beneficial owners who have not provided voting instructions, will not be counted for the purpose of determining the number of shares present in person or by proxy on a voting matter and will have no effect on the outcome of the vote. Brokers who hold shares in street name may vote on behalf of beneficial owners with respect to Proposal 1.

The expense of preparing, printing and mailing this Proxy Statement and the proxies solicited hereby will be borne by the Company. In addition to the use of the mails, proxies may be solicited by officers and directors and regular employees of the Company, without additional remuneration, by personal interviews, telephone or facsimile transmission. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of Common Stock held of record and will provide reimbursements for the actual cost of forwarding the material in accordance with customary charges.

Proxies given by stockholders of record for use at the Annual Meeting may be revoked at any time prior to the exercise of the powers conferred. In addition to revocation in any other manner permitted by law, stockholders of record giving a proxy may revoke the proxy by an instrument in writing, executed by the stockholder or his or her attorney authorized in writing or, if the stockholder is a corporation, by an officer or attorney thereof duly authorized, and deposited either at the corporate headquarters of the Company at any time up to and including the last business day preceding the day of the Annual Meeting, or any adjournments thereof, at which the proxy is to be used, or with the chairman of such Annual Meeting on the day of the Annual Meeting or adjournments thereof, and upon either of such deposits the proxy is revoked.

Proposal 1 does not give rise to any statutory right of a stockholder to dissent and obtain the appraisal of or payment for such stockholder’s shares.

Revocability of Proxy

Shares represented by valid proxies will be voted in accordance with instructions contained therein, or, in the absence of such instructions, in accordance with the Board of Directors’ recommendations. Any person signing and mailing the enclosed proxy may, nevertheless, revoke the proxy at any time prior to the actual voting thereof by attending the Annual Meeting and voting in person, by providing written notice of revocation of the proxy or by submitting a signed proxy bearing a later date. Any written notice of revocation should be sent to the attention of the Secretary of the Company at the address above. Any stockholder of the Company has the unconditional right to revoke his or her proxy at any time prior to the voting thereof by any action inconsistent with the proxy, including notifying the Secretary of the Company in writing, executing a subsequent proxy, or personally appearing at the Annual Meeting and casting a contrary vote. However, no such revocation will be effective unless and until such notice of revocation has been received by the Company at or prior to the Annual Meeting.

ALL PROXIES RECEIVED WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED ON SUCH PROXIES. PROXIES WILL BE VOTED IN FAVOR OF THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS AND FOR A PROPOSAL IF NO CONTRARY SPECIFICATION IS MADE. ALL VALID PROXIES OBTAINED WILL BE VOTED AT THE DISCRETION OF THE PERSONS NAMED IN THE PROXY WITH RESPECT TO ANY OTHER BUSINESS THAT MAY COME BEFORE THE ANNUAL MEETING.

Corporate Governance

The Company’s Board of Directors has long believed that good corporate governance is important to ensure that the Company is managed for the long-term benefit of stockholders. The Company’s Board of Directors reviews its governance practices in light of the Sarbanes-Oxley Act of 2002 and Securities and Exchange Commission (the “SEC”) rules and regulations annually. This section describes key corporate governance guidelines and practices that the Company has adopted.

Code of Business Conduct and Ethics

Our Board of Directors has adopted a Code of Business Conduct and Ethics applying to our directors, officers and employees (the “Code”). The Code is reasonably designed to deter wrongdoing and promote (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, (ii) full, fair, accurate, timely and understandable disclosure in reports and documents filed with, or submitted to, the SEC and in other public communications made by the Company, (iii) compliance with applicable governmental laws, rules and regulations, (iv) the prompt internal reporting of violations of the Code to appropriate persons identified in the Code, and (v) accountability for adherence to the Code. The Code of Conduct and Ethics has been filed with the SEC and is available on our website, http://www.hudsonholdingcorp.com. You may also request a copy of the Code by writing to the Company at the Company’s office address. The contents of the Code should not be considered proxy solicitation material.

Board Meetings and Attendance of Directors

During fiscal year 2009, the Board of Directors held four (4) meetings. Each director attended more than seventy-five (75%) percent of the Board of Directors meetings held during their tenure.

Special meetings are held from time to time to consider matters for which approval of the Board of Directors is desirable or required by law.

Director Independence

All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Three of our seven directors are considered “independent” under the SEC’s independence standards. Officers are elected annually by the Board of Directors and serve at the discretion of the Board.

There are no family relationships among our directors and executive officers. No director or executive officer has been a director or executive officer of any business which has filed a bankruptcy petition or had a bankruptcy petition filed against it. No director or executive officer has been convicted of a criminal offense or is the subject of a pending criminal proceeding. No director or executive officer has been found by a court to have violated a federal or state securities or commodities law.

None of the Company’s directors or executive officers or their respective immediate family members or affiliates is the recipient of a loan from the Company. As of the date of this filing, there is no material proceeding to which any of the Company’s directors, executive officers or affiliates is a party or has a material interest adverse to us. Anthony M. Sanfilippo and Joanne V. Landau participated in the Company’s private placement of 17,350,000 shares of common stock on November 12, 2009.

Committees of the Board of Directors

The Board of Directors has established three standing committees: (1) the Audit Committee, (2) the Compensation Committee and (3) the Nominating and Corporate Governance Committee. The Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee charters are available on our website at http://www.hudsonholdingcorp.com. Each committee operates under a charter that has been approved by the Board. You may also request complete copies of the charters by writing to the Company at the Company’s office address. The contents of these charters should not be considered proxy solicitation material.

Audit Committee

The Audit Committee was established in May 2006 and held six meetings in fiscal 2009. It is comprised solely of directors who satisfy the SEC and American Stock Exchange Audit Committee membership requirements and is governed by a Board-approved charter which contains, among other things, the committee’s membership requirements and responsibilities. The Audit Committee oversees our accounting, financial reporting process, internal controls and audits, and consults with management and the independent registered public accounting firm of Marcum LLP (the “Independent Auditors”) on, among other items, matters related to the annual audit, the quarterly financial statements and the application of United States generally accepted accounting principles. As part of its duties, the Audit Committee appoints, evaluates and retains our Independent Auditors. It maintains direct responsibility for the compensation, termination and oversight of our Independent Auditors and evaluates the Independent Auditors’ qualifications, performance and independence. The committee also monitors compliance with our policies on ethical business practices and reports on these items to the Board. Our Audit Committee is comprised of Ms. Landau and Messrs. Zugschwert and Chiusano. Mr. Zugschwert is the chairman of the committee.

The Board has determined that Mr. Zugschwert, who currently is a member of the Board of Directors and chairman of the Audit Committee, is the Audit Committee financial expert, as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the Board has determined that Mr. Zugschwert is an independent director as that term is defined in Item 7(d) (3) (iv) of Schedule 14A under the Exchange Act. The Board made a qualitative assessment of Mr. Zugschwert’s level of knowledge and experience based on a number of factors, including his formal education, including an MBA in Finance, and experience as a Chief Financial Officer for more than ten years.

Compensation Committee

The Compensation Committee was established in May 2006, is comprised solely of independent directors, determines all compensation for our Chief Executive Officer and President; approves the compensation of other executive officers; advises our Board regarding our stock option plans; approves severance arrangements and other applicable agreements for executive officers; and consults generally with management on matters concerning executive compensation and on pension, savings and welfare benefit plans where Board or stockholder action is contemplated with respect to the adoption of or amendments to such plans. The Compensation Committee is governed by a Board-approved charter. Our Compensation Committee is comprised of Ms. Landau and Messrs. Zugschwert and Chiusano. Mr. Chiusano is the chairman of the committee. The Compensation Committee held 4 meetings in fiscal 2009.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee was established in May 2006 and considers and makes recommendations on matters related to the practices, policies and procedures of the Board and takes a leadership role in shaping our corporate governance. The committee is governed by a Board-approved charter. As part of its duties, the committee assesses the size, structure and composition of the Board and Board committees. The committee also acts as a screening and nominating committee for candidates considered for election to the Board. In this capacity it concerns itself with the composition of the Board with respect to depth of experience, balance of professional interests, required expertise and other factors. The committee evaluates prospective nominees identified on its own initiative or referred to it by other Board members, management, stockholders or external sources and all self-nominated candidates. The committee uses the same criteria for evaluating candidates nominated by stockholders and self-nominated candidates as it does for those proposed by other Board members, management and search companies. Our Nominating and Corporate Governance Committee is comprised of Ms. Landau and Messrs. Zugschwert and Chiusano. Ms. Landau is the chairman of the committee. The Nominating and Corporate Governance Committee held 2 meetings in Fiscal 2009.

The Nominating and Corporate Governance Committee recommended Messrs. Mascone, Pasternak and Shaw as nominees to the Board of Directors because it determined that it was advisable to bring a greater range of industry and business experience to the Board, as well as increase the number of independent directors to the Board.

Compensation of Directors

On June 28, 2007, the Board of Directors resolved that compensation for each of the independent directors would be increased to $800 per month, effective immediately. On May 5, 2008, each of the four outside directors were granted 100,000 shares (valued at $41,000 at $0.41 per share) of immediately vested common stock of the Company. On March 6, 2009, each of the four outside directors were granted 181,818 shares (valued at $40,000 at $0.22 per share) of immediately vested common stock of the Company.

Director Compensation Table

The following table sets forth information with respect to compensation earned by or awarded to each Director of the Company who is not a named executive officer and who served on the Board of Directors during the fiscal year ended March 31, 2009.

Name	Fees Earned or Paid in Cash	(3) Stock Awards	Option Awards	(4) All Other Compensation	Total
Carmine Chiusano (1)	$9,600	$81,000	$—	$—	$90,600

Joanne Landau	$9,600	$81,000	$—	$14,583	$105,183

Peter Zugschwert	$9,600	$81,000	$—	$—	$90,600

Mark Bisker (2)	$—	$81,000	$—	$—	$81,000

(1)	Mr. Chiusano is not standing for reelection.
(2)	Mr. Bisker is not standing for reelection.
(3)

Amounts represent the value of 100,000 and 181,818 shares of immediately vested restricted stock granted to each of the independent members of the Board of Directors during the fiscal year ended March 31, 2009, which were granted at a market price of $0.41 and $0.22, respectively. These are the only shares of restricted stock granted to these directors which are outstanding at March 31, 2009.

(4)	Amount represents compensation paid for consulting services during the period from December 23, 2008 to March 31, 2009.

Independent Auditors Fees and Services

Marcum LLP (“Marcum”) was our independent registered public accountant (“Principal Accountant”) at year end March 31, 2009 and Eisner LLP (“Eisner”) was our Principal Accountant at year end March 31, 2008. Both were responsible for performing independent audits of the consolidated financial statements in accordance with generally accepted auditing standards in the United States of America.

Fees incurred related to our Principal Accountant for each of the past two years are set forth below. All fees incurred related to our Principal Accountants were pre-approved by the Audit Committee.

	Fiscal year ended March 31,
	2009		2008
Audit fees	$167,200	(1)	$147,200	(2)
Audit-related fees	4,947	(3)	—	(2)
Tax fees	34,100	(2)	29,750	(2)
All other fees	—		—

Total fees incurred related to Principal Accountants	$206,247		$176,950

(1)	$32,200 paid to Eisner; $135,000 paid to Marcum
(2)	Fees paid to Eisner
(3)	Fees paid to Marcum

Audit Fees

The aggregate fees incurred for audit services were $167,200 and $147,200 for the fiscal years ended March 31, 2009 and 2008, respectively, which included the cost of the audits of the consolidated financial statements included in the Company’s annual Form 10-K reports for each respective year, the annual audits of the broker-dealer and the reviews of the related quarterly Form 10-Q’s. Such services were provided by Marcum subsequent to October 17, 2008 and by Eisner prior to that date.

In addition, audit services included the review of a registration statement, the review of a Form 8-K, the review of a response to an SEC comment letter, and work related to the change in our Principal Accountant during the fiscal year ended March 31, 2009 and the review of a registration statement, the review of a response to an SEC comment letter and Sarbanes-Oxley project discussions during the fiscal year ended March 31, 2008. Such services were provided by Eisner during fiscal 2009 and 2008.

Audit-Related Fees

The aggregate fees incurred for audit related services were $4,947 for Marcum.

Tax Fees

For the years ended March 31, 2009 and 2008, the aggregate fees incurred for tax services were $34,100 and $29,750, respectively, for tax compliance and tax planning. Such services were provided by Eisner during fiscal 2009 and 2008.

All Other Fees

None.

The Board of Directors and the Audit committee approved the change of Principal accountants from Eisner to Marcum solely for business and economic reasons and not as the result of any dispute or disagreement.

The Audit Committee has the sole authority to pre-approve all audit and non-audit services provided by the Independent Auditors to the Company. It is expected that the Independent Auditors will be present at the Annual Meeting in order to respond to any questions that stockholders of the Company may have.

Audit Committee Report

The Audit Committee of the Board of Directors (the “Committee”) is composed of three directors: Joanne V. Landau, Peter J. Zugschwert and Carmine V. Chiusano, each of whom is “independent” as defined by the rules of the SEC. Mr. Zugschwert serves as chairman of the committee.

Management is responsible for the Company’s financial statements, financial reporting process and systems of internal controls. The Company’s Independent Auditors are responsible for performing an independent audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States and for issuing a report thereon. The Committee’s responsibility is to oversee all aspects of the financial reporting process on behalf of the Board of Directors. The responsibilities of the Committee also include engaging and evaluating the performance of the accounting firm that serves as the Company’s independent auditors.

The Committee discussed with the Company’s Independent Auditors such auditors’ judgments as to the quality, not just acceptability, of the Company’s accounting principles, along with such additional matters required to be discussed under the Statement on Auditing Standards No. 61, “Communication with Audit Committees.” The Committee has discussed with the Independent Auditors the auditors’ independence from the Company and its management, including the written disclosures and the letter submitted to the Committee by the Independent Auditors as required by the Independent Standards Board Standard No. 1, “Independence Discussions with Audit Committees.”

In reliance on such discussions with management and the Independent Auditors, review of the representations of management and review of the report of the Independent Auditors to the Committee, the Committee recommended (and the Board of Directors approved) that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K, as amended, for the year ended March 31, 2009.

The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act or the Securities Exchange Act.

Audit Committee of the Board of Directors

/s/ Joanne V. Landau
/s/ Peter J. Zugschwert
/s/ Carmine V. Chiusano

PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, seven individuals will be elected to serve as directors until the next annual meeting or until their successors are duly elected, appointed and qualified. The Company’s Board of Directors currently consists of seven persons. The nominees include four existing directors and three new nominees for director. The new nominees are Kenneth D. Pasternak, John W. Mascone and John C. Shaw, Jr.. Unless a stockholder WITHHOLDS AUTHORITY, a properly signed and dated proxy will be voted “FOR” the election of the persons named below, unless the proxy contains contrary instructions. Management has no reason to believe that any of the nominees will not be a candidate or will be unable to serve as a director. However, in the event any nominee is not a candidate or is unable or unwilling to serve as a director at the time of the election, unless the stockholder withholds authority from voting, the proxies will be voted “FOR” any nominee who shall be designated by the present Board of Directors to fill such vacancy.

The name and age of each of the seven nominees, his or her position with the Company, his or her principal occupation, and the period during which such person has served as a director, if applicable, are set out below.

Biographical Summaries of Nominees for the Board of Directors

Name of Nominee	Age	Position with the Company

Anthony M. Sanfilippo	53	Chief Executive Officer and Director

Keith R. Knox	51	President, Secretary and Director

Peter J. Zugschwert	44	Director

Joanne V. Landau	54	Director

John W. Mascone	44	Nominee for Director

Kenneth D. Pasternak	55	Nominee for Director

John C. Shaw, Jr.	62	Nominee for Director

ANTHONY M. SANFILIPPO has been a director of Hudson and has served as its Chief Executive Officer since October 2009. From June 2007 until joining Hudson, Mr. Sanfilippo was Managing Partner of Etico Capital, a boutique merchant bank he co-founded. From January 2004 to February 2006, he served as head of US Equity Trading for Jefferies & Company, Inc, a subsidiary of Jefferies Group Inc. (ticker: JEF). Mr. Sanfilippo was an employee of Knight Trading Group from November 1997 to June 2003, where he served as President and CEO of Knight Capital Markets (now known as Knight Capital Group, Inc.; ticker:NITE) from November 1997 to June 2003 and as Interim Chief Executive Officer of Knight from January 2002 to May 2002. Mr. Sanfilippo joined Knight when Tradetech Securities, a Company he founded and managed as President and CEO, was acquired by the Trimark Division of Knight in November 1997.

KEITH R. KNOX has been a director of Hudson and has served as its President since 2004. From January 2003 until joining Hudson, Mr. Knox was a Vice President of Wien Securities, Inc. From 1984 to December 2002, Mr. Knox was a trader with Mayer & Schweitzer and later Schwab Capital Markets, which had been the trading arm of the Charles Schwab Corporation (ticker: SCHW).

PETER J. ZUGSCHWERT has been a director of Hudson since October 1997. He served as President of Hudson from December 1997 through May 2005 and CEO of Hudson from September 1997 to May 2005. Mr. Zugschwert has been a Private Equity Consultant and Interim CFO for various hardware, software, retail and wind energy development enterprises since 1997.

JOANNE V. LANDAU has been a director of Hudson since May 2006. Since May 2003, Ms. Landau has been the President of Kurtsam Realty Corp, a privately held regional real estate investment firm founded in 1962. From 2000 to 2002, she was Chief Marketing Officer of Deutsche Asset Management, an investment unit of Deutsche Bank (ticker: DB) and Zurich-Scudder-Investments, a unit of Zurich Financial Services Group (ticker: ZURN).

JOHN (Jack) W. MASCONE has been Managing Director of Convertibles and Leveraged Credit since May, 2009 of The Seaport Group, LLC, a privately held firm established in 2001 that provides institutional sales and trading services, investment banking and research and analysis. From April 2002 through February 2009, Mr. Mascone was Head of Convertible Sales and Trading and Senior Convertible Salesperson of Bank of America Securities, a unit of Bank of America Corporation (ticker: BAC).

KENNETH D. PASTERNAK is the founder and Chief Executive Officer of Chestnut Ridge Capital, LLC, a money management firm that acts as a general partner to investment partnerships since April 2002. Mr. Pasternak also serves as Chairman of KABR Real Estate Investment Partners LLC, a private real estate investment firm he founded in January 2008. From 1995 to January 2002, Mr. Pasternak was with the Knight Capital Group, Inc (ticker: NITE). As co-founder, he served as its Chief Executive Officer from Knight’s formation until January 2002 and as Chairman of its Board of Directors from October 2000 until January 2002. Mr. Pasternak served on the Board of Directors of NASDAQ and the NASD Board of Governors in 2001-2002.

On June 12, 2008, Mr. Pasternak was found not liable in the United States District Court for the District of New Jersey on all charges originally brought by the SEC in August 2005 against Mr. Pasternak. The SEC’s complaint alleged that the defendants engaged in a fraudulent scheme designed to conceal from their institutional customers the manner in which they were working their customers’ orders and failed to supervise institutional accounts resulting in excessive profits for Knight. On March 7, 2005, the NASD (now known as FINRA) charged Mr. Pasternak, with supervisory violations in connection with allegedly fraudulent sales to institutional customers of Knight in 1999 and 2000. On April 11, 2007, FINRA, after a hearing on the merits, imposed a $100,000 fine against Mr. Pasternak and suspended him in all supervisory capacities in broker dealer firms for two years. In May 2007, Mr. Pasternak and the other names person filed a Notice of Appeal with the National Adjudicatory Council, which is still pending. Mr. Pasternak strongly denies the allegations in the FINRA complaint and proceedings and he has advised the Company that he believes that alleged activity claimed by FINRA in its complaint is the same or similar activity which formed the basis for the SEC complaint.

JOHN C. SHAW, Jr. has been retired since 2005. From May 2001 to July 2005 he was President of Jefferies Group, Inc (ticker: JEF) and a member of the Board of Directors from January 2000 to July 2005. Mr. Shaw had been with Jefferies & Company, Inc. the firm’s principal operating subsidiary, for twenty-three years serving earlier as Co-President and Co-Chief Operating Officer from January 2000 to February 2001, along with a variety of sales and trading functions in the beginning of his tenure.

Board members are elected annually by the stockholders and the officers are appointed annually by the Board of Directors.

Vote Required

Provided that a quorum of stockholders is present at the meeting in person, or is represented by proxy, and is entitled to vote thereon, directors will be elected by a plurality of the votes cast at the meeting. For the purposes of election of directors, although abstentions will count toward the presence of a quorum, they will not be counted as votes cast and will have no effect on the result of the vote.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR all of the nominees. Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted FOR the election of the above listed nominees.

Executive Compensation

The following Summary Compensation Table sets forth, for the years indicated, all cash compensation paid, distributed or accrued for services, including salary and bonus amounts, rendered in all capacities by our chief executive officer and all other executive officers (the “Named Executive Officers”) who received or are entitled to receive remuneration in excess of $100,000 during the stated periods.

Summary Compensation Table

Name and Principal Position	Ended March 31,	Salary	Bonus (4)	Stock Awards	Option Awards	All Other Compensation	Total
Martin C. Cunningham,(1) Chairman and Chief Executive Officer	2009	$200,000	$250,000	$—	$—	$38,556	$488,556
	2008	$200,000	$—	$—	$—	$93,832	$293,832

Keith R. Knox, President and Secretary	2009	$200,000	$250,000	$—	$—	$45,219	$495,219
	2008	$200,000	$—	$—	$—	$93,359	$293,359

Mark Leventhal, Executive Vice President	2009	$180,000	$—	$—	$—	$45,633	$225,633
	2008	$180,000	$—	$—	$—	$81,852	$261,852

(1)	Mr. Cunningham resigned as Chief Executive Officer, Chairman and a director as of October 12, 2009.
(2)	Amount includes health, dental, life and disability insurance benefits as well as vehicle allowances and parking fees, as applicable.
(3)	2008 amount includes $57,596, $57,596 and $45,894 of commission payouts for Messrs. Cunningham, Knox and Leventhal respectively.
(4)	The Compensation Committee of the Board of Directors approved bonuses of $75,000 and $175,000 each for Messrs. Cunningham and Knox on April 28, 2008 and February 27, 2009, respectively.

Employment and Consulting Arrangements and Change in Control Arrangements

The Compensation Committee of our Board of Directors has approved the terms of each of the employment agreements, as amended, described below. As of the date of this proxy statement, we have employment agreements with each of the following persons.

Anthony M. Sanfilippo as our Chief Executive Officer. The agreement provides for an initial term of three years at an annual salary to Mr. Sanfilippo of $275,000. The agreement also providers for a grant of 2,500,000 shares of the Company’s common stock and a grant of 2,500,000 options exercisable at an exercise price of $0.50 per share. Twenty-five (25%) of each of the stock grant and options grant vest immediately upon grant, with the balance vesting over three years. In the event of a Change of Control, all unvested stock and options vest immediately. The Board of Directors through its Compensation Committee is responsible for cash bonus variable compensation. The employment agreement provides for an annual bonus formula of 6% of the firm’s net profits before taxes, with a $6 million dollar cap. The annual bonus will be pro rated for the period from October 12, 2009 to the March 31, 2010 fiscal year end.

A pro rated portion of the annual bonus will be paid quarterly, in the event quarterly and year to date consolidated pretax earnings (the “Quarterly Earnings”) are positive. All quarterly payments are subject to a holdback of 25%. Adjustment will be made to the annual bonus at year end to reflect any quarters subsequent to such quarterly payments where Quarterly Earnings are not positive calculated on a year to date basis. The agreement also provides for the executive’s ability to participate in our health insurance program.

A “Change of Control” is defined in the Employment Agreement (i) any person becoming, directly or indirectly, the beneficial owner of 50% or more of the combined voting power of the then outstanding securities of the Company , (ii) the direct or indirect result of, or in connection with, a reorganization, merger, share exchange or consolidation (a “Business Combination”), a contested election of directors, or any combination of these transactions, existing Directors cease to constitute a majority of the Company’s Board of Directors, or any successor’s board of directors, within two years of the last of such transactions; or (iii) the shareholders of the Company or the Company approve a Business Combination, unless immediately following such Business Combination, (1) all or substantially all of the persons who were the beneficial owners of the voting securities outstanding immediately prior to such Business Combination beneficially own more than 60% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Company resulting from such Business Combination , of the Voting Securities, (2) no person and any affiliate and any employee benefit plan or related trust of the Company or the Company resulting from such Business Combination beneficially owns 30% or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Company resulting from such Business Combination, and (3) at least a majority of the members of the Board of Directors of the Company resulting from such Business Combination are continuing directors.

In the event of a termination other than for Cause or a resignation for good reason, Mr. Sanfilippo will receive a termination payment equal to all unpaid compensation for the balance of the term, a payment equal to the cost of COBRA premiums for medical insurance and any annual bonus quarterly payment due and not yet paid as of the date of such termination (the “Termination Payment”). In the event of a Change of Control, and Mr. Sanfilippo resigns for good reason or is terminated, he will receive the Termination Payment.

Keith Knox as our President. Mr. Knox had entered into an employment agreement with the Company on January 1, 2007, which was amended on May 19, 2008 and on October 12, 2009. The agreement, as amended, provides for an initial term of five years through December 31, 2011, at an annual salary to Mr. Knox of $200,000. The Board of Directors through its Compensation Committee is responsible for cash bonus variable compensation. The employment agreement provides for an annual bonus formula of 4% of the firm’s net profits before taxes, with a $6 million dollar cap. A pro rated portion of the annual bonus will be paid quarterly, in the event quarterly and year to date consolidated pretax earnings (the “Quarterly Earnings”) are positive. All quarterly payments are subject to a holdback of 25%. Adjustment will be made to the annual bonus at year end to reflect any quarters subsequent to such quarterly payments where Quarterly Earnings are not positive calculated on a year to date basis. The agreement also provides for the executive’s ability to participate in our health insurance program.

The agreement definition of “Cause” is identical to that in Mr. Sanfilippo’s Employment Agreement and provides that, in the event of a termination other than for Cause or a resignation for good reason, Mr. Knox will receive a termination payment equal to all unpaid compensation for the balance of the term, a payment equal to the cost of COBRA premiums for medical insurance and any annual bonus quarterly payment due and not yet paid as of the date of such termination. The agreement also provides for the executive’s ability to participate in our health insurance program and a car allowance of $1,000 per month.

Martin Cunningham served as our Chief Executive Officer and Chairman of the Board until his resignation on October 12, 2009. Mr. Cunningham had entered into an employment agreement with the Company on January 1, 2007, which was amended on May 19, 2008. The agreement, as amended, provided for an initial term of five years through December 31, 2011, at an annual salary to Mr. Cunningham of $200,000. Assuming that net profits equaled or exceeded $750,000 per fiscal quarter, the employment agreement provided for an annual bonus formula of 5% of the firm’s net profits before taxes, payable quarterly. The agreement also provided for the executive’s ability to participate in our health insurance program and a car allowance of $1,000 per month. In the event that Mr. Cunningham’s employment was terminated by the Company, other than with good cause, he would receive any bonus payment due through his termination date, all remaining salary payments, plus certain health insurance benefits.

On October 12, 2009, Martin C. Cunningham resigned as Chief Executive Officer and as a Chairman of the Board and a director of the Company. Mr. Cunningham’s departure was not the result of a disagreement with the Company. Mr. Cunningham entered into a Termination Agreement dated October 12, 2009 with the Company which terminated his employment with the Company and his membership on the Board of Directors as of October 12, 2009. The Termination Agreement provides that Mr. Cunningham will receive the balance of the salary due to him under his Employment Agreement of $475,000 payable $200,000 on October 1, 2009, and the $275,000 balance in twelve monthly installments, with the Company’s obligation to make such payments secured by a Note. The company will also pay Mr. Cunningham $1,527 per month towards Cobra until December 31, 2011 unless he is eligible for other medical insurance before then. The Termination agreement also provides that for a twelve month period, Mr. Cunningham will not solicit employees of the Company or certain designated customers of the Company.

Outstanding Equity Awards at Fiscal Year End

No option, restricted stock, stock appreciation right or other long-term incentive plan awards were granted to or exercised by any of the Named Executive Officers during the fiscal year ended March 31, 2009 and no such awards are currently outstanding except the grant of 2,500,000 shares of common stock and 2,500,000 options at an exercise price of $0.50 per share to Mr. Sanfilippo described above.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of any publicly traded class of our equity securities, to file reports of ownership and changes in ownership of our equity securities with the SEC. Officers, directors, and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file.

Based solely on the reports received and on the representations of the reporting persons, we believe that these persons have complied with all applicable filing requirements of Section 16(a) of the Exchange Act during fiscal 2009, except for the following individual that inadvertently filed a late report, Kenneth D. Pasternak (1 Form 4).

Security Ownership of Certain Beneficial Owners

The following table sets forth information regarding the number of shares of our common stock beneficially owned on November 17, 2009 by:

•	each person who is known by us to beneficially own 5% or more of our common stock;

•	each of our directors and executive officers; and

•	all of our directors and executive officers, as a group.

Except as otherwise set forth below, the address of each of the persons listed below is Hudson Holding Corporation, 111 Pavonia Avenue, Suite 1500A, Jersey City, New Jersey 07310.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percentage of Shares Beneficially Owned (2)

Directors and Executive Officers:

Anthony M. Sanfilippo (3)	3,250,000	4.9%

Keith R. Knox	3,353,565	5.1%

Mark Leventhal	3,848,565	5.8%

Peter J. Zugschwert (4)	531,174	*

Joanne V. Landau (4)	516,818	*

Carmine V. Chiusano (4)	316,818	*

Mark Bisker (5)	448,484	*

All executive officers and directors as a group (7 persons)	12,265,424	18.3%

Other 5% or Greater Stockholders:

Kenneth D. Pasternak (6)	15,631,789	23.4%

Steven L. Winkler (7)	4,450,364	6.7%

South Ferry #2 LP (8)	3,375,000	5.0%

Seaport Hudson LLC (9)	16,000,000	22.9%

Martin C. Cunningham (10)	5,003,565	7.6%

Except as otherwise set forth below, the address of each of the persons listed below is Hudson Holding Corporation, 111 Pavonia Avenue, Suite 1500A, Jersey City, New Jersey 07310.

*	Less than 1% of outstanding shares
(1)	Unless otherwise indicated, includes shares owned by a spouse, minor children and relatives sharing the same home, as well as entities owned or controlled by the named person.
(2)

Based upon 66,009,537 shares of our common stock outstanding on November 17, 2009. Assumes that any options or warrants held by such person or entity, which are exercisable within 60 days from the date hereof, have been exercised.

(3)	Includes 625,000 shares of common stock issuable upon the exercise of stock options.
(4)	Includes 35,000 shares of common stock issuable upon exercise of stock options to these directors.
(5)	Includes 166,666 shares of common stock issuable upon exercise of stock options to this director.
(6)

Includes 833,333 shares of common stock issuable upon exercise of warrants. The address for Mr. Pasternak is c/o Chestnut Ridge Capital, 10 Forest Avenue, Paramus, NJ 07652. Mr. Pasternak is a nominee for director.

(7)	Mr. Winkler is employed by Hudson Securities, Inc., a wholly-owned subsidiary of Hudson Holding Corporation.
(8)

Includes 1,125,000 shares of common stock issuable upon exercise of warrants. Aaron Wolfson and Abraham Wolfson are the General Partners of South Ferry #2 LP, however, all of the voting and dispositive power over South Ferry #2’s portfolio has been delegated to Morris Wolfson, its portfolio manager. Aaron Wolfson, Abraham Wolfson and Morris Wolfson each disclaim beneficial ownership over the shares owned by South Ferry #2 LP. The address for South Ferry #2 LP is One State Street Plaza, 29th Floor, New York, New York 10004.

(9)

Includes 4,000,000 shares of Common Stock issuable upon exercise of warrants. Seaport Hudson LLC is not otherwise affiliated with Hudson Holding Corporation or its subsidiaries. The address for Seaport Hudson LLC is c/o The Seaport Group LLC, 360 Madison Avenue, 22nd Floor, New York, New York 10017.

(10)	The address for Mr. Cunningham is 14 Rodeo Circle, Syosett, NY 11791.

Equity Incentive Plan and Securities Authorized for Issuance

2005 Stock Option Plan

The 2005 Stock Option Plan (the “2005 Plan”), which was approved by the stockholders on July 26, 2005, is administered by the Board of Directors. The 2005 Plan is available for the issuance of awards of up to an aggregate of 2,000,000 shares of common stock to our employees, officers, directors and consultants, in the form of either non-qualified stock options or incentive stock options. The purpose of the 2005 Plan is to provide additional incentive to those persons who are responsible for the management and growth of the Company.

As of March 31, 2009, there were 1,920,000 options outstanding under the 2005 Plan and 80,000 options remained available for issuance under the plan.

2007 Long-Term Incentive Plan

The 2007 Long-Term Incentive Plan (the “2007 Plan”), which was approved by the stockholders on August 14, 2007, is administered by the Board of Directors. The 2007 Plan is available for the issuance of awards of up to an aggregate of 22,000,000 shares of common stock to our employees, officers, directors and consultants, in the form of either non-qualified stock options or incentive stock options, following a 12,000,000 share increase to the authorized shares being approved by the Hudson Board on February 13, 2008 and by a majority of Hudson’s shareholders on March 4, 2008. The purpose of the 2007 Plan is to provide additional incentive to those persons who are responsible for the management and growth of the Company.

As of March 31, 2009, there were 2,535,000 options and 5,502,920 shares of unvested stock outstanding under the 2007 Plan and 10,892,728 shares remained available for issuance under the plan.

Securities Authorized for Issuance Under Equity Compensation Plans

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	4,455,000	$0.77	11,122,774

Equity compensation plans not approved by security holders	11,122,774	0.83	—

Total	15,577,774	$0.81	11,122,774

The table above reflects the status of the Company’s equity compensation plans as of March 31, 2009.

Securities Authorized for Issuance under Equity Compensation Plans—Subsequent Events

On April 3, 2009, the Company granted options to an employee to purchase an aggregate of 800,000 shares of common stock at an exercise price of $0.50, pursuant to the 2007 Plan. Half of the options expire after approximately four and a half years and the other half expire after approximately five and a half years.

On April 3, 2009, when the Company’s market value was $0.40, the Company granted 500,000 shares of restricted stock to an employee, which was not issued pursuant to a stock plan. One-quarter of each grant will vest on each of the next four anniversary dates.

On June 1, 2009, the Company granted options to new employees to purchase an aggregate of 1,100,000 shares of common stock at an exercise price of $0.50, pursuant to the 2007 Plan. 600,000 options expire after approximately three and a half years and 500,000 options expire after approximately four and a half years.

On October 12, 2009, the Company granted options to its new Chief Executive Officer to purchase 2,500,000 shares of common stock at an exercise price of $0.50, pursuant to the 2007 Plan. One-quarter of the options will vest immediately and the remaining options will vest ratably on each of the next three anniversary dates. The options expire after approximately three and a half years. In the event of a change of control, as defined, all unvested options will vest immediately.

On October 12, 2009, when the market value of the Company’s restricted common stock was determined to be $0.25, the Company granted 2,500,000 shares of restricted stock to Anthony M. Sanfilippo, its new Chief Executive Officer, which was not issued pursuant to a plan. One-quarter of the award vested immediately and the remaining shares will vest ratably on each of the next three anniversary dates. In the event of a change of control, as defined, all unvested restricted stock will vest immediately.

Certain Relationships and Related Party Transactions

The Chief Technology Officer (as a consultant) and Director (since September 2007) of Hudson, was the Chief Executive Officer and a Director of a consulting firm that provided information technology management and software development services to the Company and its affiliates, an entity in which he held a 31.5% ownership interest, until November 29, 2007 when the consulting firm was sold to a third party. Through November 29, 2007, services valued at $235,064 were provided to the Company and its affiliates by this consulting firm during the year ended March 31, 2008. Of these amounts, none remained unpaid as of March 31, 2008. For the fiscal year ended March 31, 2009, Mr. Bisker received, and continues to receive, compensation from the independent consulting firm, which continues to provide technology consulting services to the Company. Mr. Bisker is not standing for reelection.

On November 12, 2009 the Company completed its private placement offering and sold an aggregate of $4,337,500 of its common stock at a purchase price of $0.25 a share. Mr. Sanfilippo, Mr. Pasternak and Ms. Landau participated in the offering. In connection with the financing, Hudson issued 17,350,000 shares of common stock representing 26% of the outstanding stock of the Company, The Company also entered into a registration rights agreement with the investors that provides for two “demand” registrations at the Company’s expense. The Company did not pay any commissions or fees in connection with the offering, other than legal fees which were not material. These securities were offered and sold in reliance upon exemptions from the registration requirements of section 5 of the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(2) of the Act and Rule 506 promulgated there under. Such securities were sold exclusively to accredited investors as defined by Rule 501(a) under the Act.

Three of our seven current directors, and five of the proposed slate of seven directors, are considered "independent" under the SEC Rule 10A-3.

GENERAL

The Board of Directors of the Company does not know of any matters, other than those stated in this Proxy Statement, that are to be presented for action at the Annual Meeting. If any other matters should properly come before the Annual Meeting, proxies will be voted on those other matters in accordance with the judgment of the persons voting the proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

The Company will bear the cost of preparing, printing, assembling and mailing all proxy materials that may be sent to stockholders in connection with this solicitation. Arrangements will also be made with brokerage houses, other custodians, nominees and fiduciaries, to forward soliciting material to the beneficial owners of the Common Stock of the Company held by such persons. The Company will reimburse such persons for reasonable out-of-pocket expenses incurred by them. In addition to the solicitation of proxies by use of the mails, officers and regular employees of the Company may solicit proxies without additional compensation, by telephone or facsimile transmission. The Company does not expect to pay any compensation for the solicitation of proxies.

A copy of the Company’s Form 10-K, as amended, for the fiscal year ended March 31, 2009, as amended, as filed with the SEC, accompanies this Proxy Statement. Upon written request, the Company will provide each stockholder being solicited by this Proxy Statement with a free copy of any exhibits and schedules thereto. All such requests should be directed to Hudson Holding Corporation, 111 Town Square Place, Suite 1500A, Jersey City, New Jersey 07310, Attn: Keith R. Knox, Secretary.

All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. In voting by proxy in regard to items to be voted upon, stockholders may (i) vote in favor of, or FOR, the item, (ii) vote AGAINST the item or, (iii) ABSTAIN from voting on one or more items. Stockholders should specify their choices on the enclosed proxy. Proxies may be revoked by stockholders at any time prior to the voting thereof by giving notice of revocation in writing to the Secretary of the Company or by voting in person at the Annual Meeting. If the enclosed proxy is properly signed, dated and returned, the Common Stock represented thereby will be voted in accordance with the instructions thereon. If no specific instructions are given with respect to the matters to be acted upon, the shares represented by the proxy will be voted FOR the election of all Directors and the amendment to the Certificate of Incorporation.

Stockholder Proposals For the 2010 Annual Meeting and General Communications

Any stockholder proposals intended to be presented at the Company’s 2010 Annual Meeting of Stockholders must be received by the Company at its office in Jersey City, New Jersey on or before July 23, 2010 in order to be considered for inclusion in the Company’s proxy statement and proxy relating to such meeting. The Company has received no stockholders nominations or proposals for the 2009 Annual Meeting.

Stockholders may communicate their comments or concerns about any other matter to the Board of Directors by mailing a letter to the attention of the Board of Directors c/o the Company at its office in Jersey City, New Jersey.

Method of Counting Votes

Unless a contrary choice is indicated, all duly executed proxies will be voted in accordance with the instructions set forth on the proxy card. A broker non-vote occurs when a broker holding shares registered in street name is permitted to vote, in the broker’s discretion, on routine matters without receiving instructions from the client, but is not permitted to vote without instructions on non-routine matters, and the broker returns a proxy card with no vote (the “non-vote”) on the non-routine matter. Under the rules and regulations of the primary trading markets applicable to most brokers, the election of directors is a routine matter on which a broker has the discretion to vote if instructions are not received from the client in a timely manner. Abstentions will be counted as present for purposes of determining a quorum but will not be counted for or against the election of directors. As to Item 1, the Proxy confers authority to vote for all of the seven persons listed as candidates for a position on the Board of Directors even though the block in Item 1 is not marked unless the names of one or more candidates are lined out. If any other business is presented at the meeting, the Proxy shall be voted in accordance with the recommendations of the Board of Directors.

By order of the Board of Directors

Anthony M. Sanfilippo
Chief Executive Officer

November 23, 2009

ANNUAL MEETING OF STOCKHOLDERS OF

HUDSON HOLDING CORPORATION

December 17, 2009

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, Proxy Statement and Proxy Card

are available at www.hudsonholdingcorp.com

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

¯	Please detach along perforated line and mail in the envelope provided.	¯

¢ 20700000000000000000 1	121709

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:						FOR	AGAINST	ABSTAIN
		NOMINEES:			THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE; UNLESS OTHERWISE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE SEVEN (7) NOMINEES NAMED IN ITEM 1.	☐	☐	☐
☐	FOR ALL NOMINEES	O	Anthony M. Sanfilippo
		O	Keith R. Knox
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	O	John W. Mascone
		O	Peter J. Zugschwert		In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
		O	Joanne V. Landau
☐	FOR ALL EXCEPT (See instructions below)	O	Kenneth D. Pasternak		Please mark, sign, date and return this Proxy promptly using the accompanying postage pre-paid envelope. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HUDSON HOLDING CORPORATION.
		O	John C. Shaw, Jr.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

¢	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	¢

☐	■

HUDSON HOLDING CORPORATION

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoint(s) Anthony M. Sanfilippo and Keith R. Knox with the power of substitution and re-substitution to vote any and all shares of capital stock of Hudson Holding Corporation (the “Company”) which the undersigned would be entitled to vote as fully as the undersigned could do if personally present at the Annual Meeting of the Company, to be held on December 17, 2009, at 10:00 A.M. local time, and at any adjournments thereof, hereby revoking any prior proxies to vote said stock, upon the following items more fully described in the notice of and proxy statement for the Annual Meeting (receipt of which is hereby acknowledged):

(Continued and to be signed on the reverse side.)

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